Exhibit 10.01

GLU MOBILE INC.

SUMMARY OF INDEPENDENT NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

(Effective as of May 1, 2017)

On May 1, 2017, the Board of Directors (the “Board”) of Glu Mobile Inc. (“Glu,” “our,” “we” or similar terms) approved the following program with respect to the compensation of our independent non-employee directors effective as of May 1, 2017:

Cash Compensation

Annual Retainer Fee:	$30,000
Lead Director or Chairman of the Board Fee:	$20,000
Annual Committee Fees:
Audit Committee Chair	$20,000
Audit Committee Member (other than Chair)	$5,000
Compensation Committee Chair	$15,000
Compensation Committee Member (other than Chair)	$5,000
Nominating and Governance Committee Chair	$5,000
Nominating and Governance Committee Member (other than Chair)	$5,000
Strategy Committee Chair	$20,000
Strategy Committee Member (other than Chair)	$5,000

All cash compensation will be paid in quarterly installments based upon continuing service. We will also reimburse our directors for reasonable expenses in connection with attendance at Board and committee meetings.

Equity Compensation

Each year at about the time of our annual meeting of stockholders, each Glu independent non-employee director will receive an additional equity award of (1) a restricted stock unit (“RSU”) award covering 25,000 shares of our common stock and (2) an option to purchase 50,000 shares of our common stock. Both the stock option and RSU award will vest on the earlier to occur of (a) the first anniversary of the grant date and (b) the date of our next annual meeting of stockholders that follows the grant date. About the time he or she joins the Board, each new independent non-employee director will receive an initial equity award of, at that director’s discretion, either (a) a grant of 20,000 shares of restricted stock or (b) an immediately exercisable option to purchase 60,000 shares of our common stock. In either case the award will vest as to 16 2/3% of the shares after six months and thereafter vest pro rata monthly over the next 30 months.